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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                                   PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                 MAY 30, 2002



                               ASSURE ENERGY, INC.

             (Exact name of registrant as specified in its charter)


              DELAWARE                                333-61714                             13-4125563
 ----------------------------------         -----------------------------       ----------------------------------
    (State or other jurisdiction              (Commission File Number)           (IRS Employer Identification No.)
  of incorporation or organization)


             840 - 7TH AVENUE, SUITE 1600, CALGARY, ALBERTA T2P 3G2
               (Address of principal executive offices)(Zip Code)



                                 (403) 231-1230

              (Registrant's Telephone Number, Including Area Code)



          6786 WILLOWOOD DRIVE, SUITE G1006, BOCA RATON, FLORIDA 33434

                 (Former Address, If Changed since Last Report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 30, 2002 our wholly owned subsidiary, Assure Oil & Gas Corp. ("Assure Oil") entered into a Share Purchase Agreement with the three shareholders (the "Westerra Shareholders") of Westerra 2000 Inc. ("Westerra"), an Alberta corporation engaged in the exploration, development and production of oil and gas properties primarily located in Alberta and Saskatchewan, Canada. Pursuant to the Acquisition Agreement, Assure Oil acquired all of the capital stock of Westerra. The purchase price ("Purchase Price") was CDN$3,450,000 (approximately US$2,250,000) consisting of (i) CDN$2,677,703.55 paid, on behalf of Westerra, to Alta Gas Services Inc. ("Alta") pursuant to a June 1, 2001 Loan Agreement (the "Loan Agreement") between Westerra and Alta; (ii) CDN$422,296.45 paid to the Westerra Shareholders on a pro rata basis in proportion to their share ownership in Westerra; and (iii) CDN$350,000 payable to the Westerra Shareholders on a pro rata basis in proportion to their share ownership in Westerra following the resolution of title deficiencies on certain properties. The parties deemed the effective date of the Acquisition Agreement to be April 1, 2002. As a consequence thereof, Assure Oil paid an additional CDN$34,164.98 to Alta, which represented additional interest due under the Loan Agreement. As a further consequence, net revenues and prepaid expenses of Westerra, attributable to periods ending after April 1, 2002 but received by Westerra prior to May 30, 2002, were credited to Assure Oil.

         The Acquisition Agreement also provides that within 60 days of Assure Oil's recoupment of the Purchase Price in the form of net revenue from the acquired Westerra natural gas production, Assure must give notice thereof to the Westerra Shareholders, who within 30 days of receipt of such notice, may elect to acquire an aggregate 25% working interest in such natural gas production for no additional consideration.

         Westerra owns 60% of certain natural gas interests in approximately 5 sections of land (3,200 acres gross - 1,920 acres net) in the Lloydminster area along the provincial border of Alberta and Saskatchewan (the "Westerra Interests"). The Westerra Interests are presently producing natural gas at an average rate of 1,500 million cubic feet per day. Westerra is also a participant in a pay 50% to earn 25% farmout agreement for the exploration and development of various zones in the Lloydminster area that have prospects for producing oil and gas.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired. To be filed by amendment within the next 60 days.

(b) Pro Forma Financial Information. To be filed by amendment within the next 60 days.

(c)      Exhibits:

         2.1 Share Purchase Agreement dated May 30, 2002 by and among Assure Oil & Gas Corp., and Gary Freitag, Garth R. Keyte and Evan Stephens.

                                       2
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ASSURE ENERGY, INC.




Dated:  June 14, 2002                     By:  /s/Douglas Kaplan
                                               --------------------------------
                                                  Douglas Kaplan
                                                  President

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